EXHIBIT 99.1

RUDOLPH TECHNOLOGIES REPORTS

2018 THIRD QUARTER RESULTS

•Tracking to fourth consecutive record revenue year

•JetStep® system selected for Wafer Level Chip Scale Package application

WILMINGTON, MASSACHUSETTS (November 1, 2018) – Rudolph Technologies, Inc. (NYSE: RTEC), a leading provider of semiconductor process control systems, lithography equipment, as well as process control and yield management software for wafer fabs and advanced packaging facilities, today announced financial results for the 2018 third quarter.

2018 Third Quarter Highlights

•	Rudolph’s software for Smart Manufacturing adopted globally by leading automotive manufacturer.
•	Second generation Dragonfly™ tool was introduced during the third quarter at Semicon Taiwan.
•	Second JetStep tool selected by major OSAT customer for capacity ramping of copper pillar devices.
•	Revenue from specialty device customers increased 70 percent and represented 29 percent of system revenue.

Key Financial Data for the Quarters Ended September 30, 2018,

June 30, 2018, and September 30, 2017

(in thousands, except per share amounts)

US GAAP
	September 2018	June 2018	September 2017
Revenue	$60,432	$77,476	$66,920
Gross profit margin	52.0%	53.9%	52.5%
Operating income	$7,629	$16,674	$25,517
Net income	$7,187	$14,697	$17,369
Net income per diluted share	$0.22	$0.45	$0.54

US NON-GAAP
	September 2018	June 2018	September 2017
Revenue	$60,432	$77,476	$66,920
Gross profit margin	52.1%	54.0%	52.6%
Operating income	$9,304	$19,138	$15,566
Net income	$8,504	$16,552	$10,627
Net income per diluted share	$0.26	$0.51	$0.33

Michael Plisinski, chief executive officer, commented, “Rudolph continues to build out its diversified business model and the third quarter saw growth in a number of areas most notably in specialty devices which increased 70 percent in the quarter and represented 29 percent of system revenue. This increase was primarily driven by RF manufacturers installing new systems and software for initial production of 5G modules.  Software maintained its recovery in the quarter and we delivered an enterprise yield management system to provide process knowledge across four assembly and test facilities at a top tier automotive supplier in the quarter. Lastly, our lithography business leveraged our previous success in the panel market to add a second JetStep tool into an OSAT customer’s wafer-level packaging expansion for automotive devices. Unfortunately the positive accomplishments were not enough to compensate for the pushouts in revenue from our memory customers which declined by 68% from the second quarter high.”

Mr. Plisinski concluded, “Consistent with prior statements we see the third quarter revenue as a low point for the year and growth returning in the 4th quarter resulting in our 4th consecutive record year.  We continue to drive advances in our core product lines such as the Dragonfly G2 system while organically introducing new product lines to expand our TAM such as our announced new NovusEdgeTM system and our long-term program for our high resolution display lithography tool. We believe that our continued pace of innovation will provide continued growth for Rudolph and are confident in our strategy.  Our recently announced $40M stock buyback program demonstrates our confidence in our financial ability to execute our innovation strategy and provide an additional method of shareholder return”.

Third Quarter 2018 GAAP Financial Results

Third quarter revenue totaled $60.4 million, a decrease of 22 percent compared with $77.5 million for the second quarter of 2018 and a 10 percent decrease compared with $66.9 million in the third quarter of 2017.  The third quarter gross margin was 52 percent of revenues, compared to 54 percent in the second quarter of 2018.  The decrease in gross margin was the result of fewer metrology tools in the product mix and the sale of a lower margin lithography tool in the third quarter.

Operating expenses for the third quarter of 2018 totaled $23.8 million, compared to $9.6 million in the 2017 third quarter and $25.1 million in the second quarter of 2018.  The increase in operating expenses over the prior year was primarily due to a one-time patent infringement settlement of $13 million in the prior year quarter, which offset the total operating expenses by that amount. The sequential decrease in operating expenses was due to lower research and development and incentive compensation costs in the quarter.

GAAP net income for the third quarter of 2018 was $7.2 million, or $0.22 per diluted share, compared with a net income of $17.4 million, or $0.54 per diluted share, for the same period in 2017. The decrease in GAAP net income was primarily due to the gain on the patent infringement settlement recorded in the prior year.

Third Quarter Non-GAAP Financial Results

Third quarter 2018 non-GAAP net income was $8.5 million, or $0.26 detailed in the attached table. Third quarter 2017 non-GAAP net income was $10.6 million, or $0.33 per diluted share. In the second quarter of 2018, non-GAAP net income was $16.6 million, or $0.51 per diluted share.

Balance Sheet

At September 30, 2018, cash and marketable securities increased $10.9 million over the previous quarter to $194.3 million and cash provided by operating activities was $15.0 million for the third quarter. Accounts receivable decreased in the quarter to $68.5 million and inventory increased to $91.4 million primarily due to inventory build for the Company’s Display initiative and an increase in service inventory to support new products.  Working capital increased in the quarter and ended at $320.9 million.

Outlook

The Company is currently anticipating revenue for the fourth quarter ended December 31, 2018 to be up and in the range of $60 million - $66 million.  The Company is also expecting diluted GAAP net income per share to be in the range of $0.20 to $0.27 and non-GAAP net income per diluted share to be in the range of $0.24 to $0.31.

Conference Call

Rudolph Technologies will discuss its 2018 third quarter results on a conference call it is hosting today at 4:30 PM EDT.  To participate in the call, please dial (800) 263-0877 (Domestic) or (646) 828-8143 (International), reference Conference ID # 5577350 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available on the Company’s website at www.rudolphtech.com

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software.

There will be a replay of the conference call available from 8:00 p.m. ET on November 1 until 11:59 p.m. ET on November 8, 2018. To access the replay, please dial (888) 203-1112 (Domestic) or (719) 457-0820 (International) at any time during that period and use Conference ID 5577350.

A replay will also be available on the Company’s website at www.rudolphtech.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial information including non-GAAP gross profit, operating income, net income, and net income per diluted share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the Company’s financial results to assess operational performance. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the Company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the Company uses in making operating decisions and because the Company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the Company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The financial statements provided with this release include a reconciliation of the non-GAAP financial measures to those measures reported in accordance with GAAP.

The Company’s non-GAAP financial measures, used in this press release, reflect adjustments based on the following items:

Share-based compensation expense.   These expenses relate to employee restricted stock units and employee stock options. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results.

Amortization of intangibles. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Patent litigation fees and income. The Company, from time to time, may incur charges or benefits that are outside of the ordinary course of the Company’s business related to litigation. The Company believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of the Company’s business and because of the singular nature of the claims underlying the matter.

Net tax provision (benefit) adjustments.  This line item represents the income tax effects of the non-GAAP items.

About Rudolph Technologies

Rudolph Technologies, Inc. is a leader in the design, development, manufacture and support of defect inspection, lithography, process control metrology, and process control software used by semiconductor and advanced packaging device manufacturers worldwide. Rudolph delivers comprehensive solutions throughout the fab with its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market of their devices.  Headquartered in Wilmington, Massachusetts, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company’s website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Rudolph’s business momentum and future growth; the benefit to customers of Rudolph’s products and customer service; Rudolph’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Rudolph’s expectations regarding the semiconductor market outlook; Rudolph’s fourth quarter 2018 financial outlook; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph’s control.  Such factors include, but are not limited to, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph’s Form 10-K report for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact: Investors: Michael Sheaffer Senior Director, Corp. Communications 978.253.6273 Mike.Sheaffer@rudolphtech.com

(Financial tables follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 30, 2018	December 31, 2017
		(Audited)
ASSETS
Current assets
Cash and marketable securities	$194,339	$177,359
Accounts receivable, net	68,512	65,283
Inventories	91,391	67,521
Prepaid and other assets	12,229	11,919
Total current assets	366,471	322,082
Net property, plant and equipment	16,763	17,342
Intangibles	30,281	31,127
Other assets	16,395	15,371
Total assets	$429,910	$385,922

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$30,095	$26,800
Other current liabilities	15,486	15,507
Total current liabilities	45,581	42,307
Other non-current liabilities	10,173	10,461
Total liabilities	55,754	52,768
Stockholders’ equity	374,156	333,154
Total liabilities and stockholders’ equity	$429,910	$385,922

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenue	$60,432	$77,476	$66,920	$211,004	$195,017
Cost of revenue	28,978	35,740	31,775	95,393	92,548
Gross profit	31,454	41,736	35,145	115,611	102,469
Operating expenses:
Research and development	12,313	12,733	12,020	36,829	36,176
Selling, general and administrative	11,128	11,946	10,102	35,867	29,880
Amortization	384	383	506	1,147	1,516
Patent litigation income	—	—	(13,000)	—	(13,000)
Total operating expenses	23,825	25,062	9,628	73,843	54,572
Operating income	7,629	16,674	25,517	41,768	47,897
Interest income, net	(607)	(476)	(244)	(1,474)	(658)
Other expense (income), net	(132)	(140)	98	(90)	533
Income before income taxes	8,368	17,290	25,663	43,332	48,022
Provision for income taxes	1,181	2,593	8,294	6,318	14,309
Net income	$7,187	$14,697	$17,369	$37,014	$33,713
Earnings per share:
Basic	$0.23	$0.46	$0.55	$1.16	$1.07
Diluted	$0.22	$0.45	$0.54	$1.14	$1.05
Weighted average shares outstanding:
Basic	31,901	31,859	31,571	31,807	31,455
Diluted	32,408	32,437	32,170	32,387	32,126

(Financial tables to follow)

RUDOLPH TECHNOLOGIES, INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$60,432	$77,476	$66,920	$211,004	$195,017
Gross profit	$31,462	$41,851	$35,210	$115,795	$102,691
Gross margin as percentage of revenue	52.1%	54.0%	52.6%	54.9%	52.7%
Operating expenses	$22,158	$22,713	$19,644	$68,001	$59,234
Operating income	$9,304	$19,138	$15,566	$47,794	$43,457
Operating margin as a percentage of revenue	15.4%	24.7%	23.3%	22.7%	22.3%
Net income	$8,504	$16,552	$10,627	$41,402	$29,463
Net income per diluted share	$0.26	$0.51	$0.33	$1.28	$0.92

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
U.S. GAAP gross profit	$31,454	$41,736	$35,145	$115,611	$102,469
Pre-tax non-GAAP items:
Share-based compensation expense	8	115	65	184	222
Non-GAAP gross profit	$31,462	$41,851	$35,210	$115,795	$102,691
U.S. GAAP gross margin as a percentage of revenue	52.0%	53.9%	52.5%	54.8%	52.5%
Non-GAAP gross margin as a percentage of revenue	52.1%	54.0%	52.6%	54.9%	52.7%
U.S. GAAP operating expenses	$23,825	$25,062	$9,628	$73,843	$54,572
Pre-tax non-GAAP items:
Amortization of intangibles	384	383	506	1,147	1,516
Litigation fees	—	—	1,078	—	2,631
Patent litigation income	—	—	(13,000)	—	(13,000)
Share-based compensation expense	1,283	1,966	1,400	4,695	4,191
Non-GAAP operating expenses	22,158	22,713	19,644	68,001	59,234
Non-GAAP operating income	$9,304	$19,138	$15,566	$47,794	$43,457
GAAP operating margin as a percentage of revenue	12.6%	21.5%	38.1%	19.8%	24.6%
Non-GAAP operating margin as a percentage of revenue	15.4%	24.7%	23.3%	22.7%	22.3%

(Financial table to follow)

RUDOLPH TECHNOLOGIES, INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
U.S. GAAP net income	$7,187	$14,697	$17,369	$37,014	$33,713
Pre-tax non-GAAP items
Amortization of intangibles	384	383	506	1,147	1,516
Litigation fees	—	—	1,078	—	2,631
Patent litigation income	—	—	(13,000)	—	(13,000)
Share-based compensation expense	1,291	2,081	1,465	4,879	4,413
Net tax (benefit) expense adjustments	(358)	(609)	3,209	(1,638)	190
Non-GAAP net income	$8,504	$16,552	$10,627	$41,402	$29,463
Non-GAAP net income per diluted share	$0.26	$0.51	$0.33	$1.28	$0.92

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2018

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.20	$0.27
Estimated non-GAAP items:
Share-based compensation expense	0.03	0.03
Amortization of intangibles	0.01	0.01
Estimated non-GAAP net income per diluted share	$0.24	$0.31

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